
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the June 30, 1997 Condensed Consolidated Financial Statements of Travelers
Group Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                           1,739
<SECURITIES>                                   100,580<F1>
<RECEIVABLES>                                   22,449<F2>
<ALLOWANCES>                                         0<F3>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                                 159,606
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                         18,202<F4>
<PREFERRED-MANDATORY>                            2,040
<PREFERRED>                                      1,075
<COMMON>                                             7
<OTHER-SE>                                      13,156<F5>
<TOTAL-LIABILITY-AND-EQUITY>                   159,606
<SALES>                                              0<F3>
<TOTAL-REVENUES>                                11,901
<CGS>                                                0<F3>
<TOTAL-COSTS>                                    9,735
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                                   145<F6>
<INTEREST-EXPENSE>                               1,349<F6>
<INCOME-PRETAX>                                  2,166
<INCOME-TAX>                                       763
<INCOME-CONTINUING>                              1,305
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                     1,305
<EPS-PRIMARY>                                     1.96
<EPS-DILUTED>                                        0<F3>

<F1>Includes the following items from the financial statements: total investments
$58,616; securities borrowed or purchased under agreements to resell $27,950;
and trading securities owned, at market value $14,014.
<F2>Includes the following items from the financial statemetns: brokerage receivables $8,507; net consumer finance receivables $8,834 and other receivables $5,108.
<F3>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>Includes the following items from the financial statements: investment banking and brokerage borrowings $4,268; short-term borrowings $2,812 and long-term debt $11,122.
<F5>Includes the following items from the financial statements: additional paid-in capital $7,561; retained earnings $8,524; treasury stock $(2,958); unrealized gain (loss) on investment securities $436; and other $(407).
<F6>Included in total costs and expenses applicable to sales and revenues.

